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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

           PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934


         Date of Report (Date of earliest event reported): March 9, 2000

                               PHARMACOPEIA, INC.
             (Exact name of registrant as specified in its charter)



           Delaware                      0-27188                33-0557266
(State or other jurisdiction of  (Commission File Number)  (IRS Employer ID No.)
        Incorporation)


CN 5350, Princeton, New Jersey                                  08543-5350
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code:             (609) 452-3600


                                 Not Applicable

          (Former name or former address, if changed from last report)


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Item 5.  OTHER EVENTS

         (a) On February 29, 2000, Pharmacopeia, Inc. ("Pharmacopeia") acquired all of the issued and outstanding shares of stock of Synopsys Scientific Systems Limited, a privately-held company located in Leeds, England ("Synopsys") for a total purchase price of approximately $25 million (the "Acquisition"), of which approximately $24 million of the purchase price was cash and the balance was in common stock of Pharmacopeia. The Acquisition was consummated pursuant to the Share Acquisition Agreement dated as of February 29, 2000 by and between Pharmacopeia and the Persons named therein (the "Agreement").

         A copy of the Agreement is filed as an exhibit hereto and is incorporated herein by reference.

         A copy of the press release of Pharmacopeia announcing the completion of its acquisition of Synopsys is filed as an exhibit hereto and is incorporated herein by reference.

         (b) Assets constituting plant, equipment or other physical property acquired by Pharmacopeia in the Acquisition were used by Synopsys in the design, development, marketing and sale of software products that facilitate the design and development of pharmaceuticals and fine chemicals. Pharmacopeia currently intends to use these assets in the same manner in which they were used prior to the Acquisition.

         (c) Exhibits:


EXHIBIT NUMBER             DESCRIPTION
2.1                        Share Acquisition Agreement, dated as of February 29,
                           2000, by and between Pharmacopeia and the Persons
                           named therein.

99.1                       Text of Press Release, dated February 29, 2000


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PHARMACOPEIA, INC.


                                        By:/s/ Bruce C. Myers
                                           -------------------------------------
                                           Bruce C. Myers, Chief Financial
                                           Officer

                                           (Duly Authorized Officer and Chief
                                           Accounting Officer)

Date:  March 9, 2000


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                                  EXHIBIT INDEX

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

EXHIBIT
2.1                        Share Acquisition Agreement, dated as of February 29,
                           2000 by and between Pharmacopeia and the Persons named therein.

99.1 Text of Press Release, dated February 29, 2000, issued by Pharmacopeia